Sub-Item 77E: Legal
Proceedings

Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
 Federated funds ("Funds"),
 have been named
as defendants in several
class action lawsuits now
pending in the United
States District Court
 for the District of
Maryland. The lawsuits
were purportedly filed
on behalf of people
who purchased, owned
and/or redeemed shares
 of Federated-sponsored
 mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
 illegal and
improper trading practices
 including market timing
and late trading in concert
with certain institutional
traders, which allegedly
caused
financial injury to the
mutual fund shareholders.
These lawsuits began to
be filed shortly after
 Federated's first public
announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
 from the SEC, the Office
 of the New York
State Attorney General
 ("NYAG"), and other
authorities. In that
regard, on November 28, 2005,
Federated announced that it
 had
reached final settlements
 with the SEC and the NYAG
 with respect to those matters.
 Specifically, the SEC and
 NYAG settled
proceedings against three
Federated subsidiaries
 involving undisclosed
market timing arrangements
 and late trading. The
 SEC made
findings: that Federated
 Investment Management
 Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
 and
Federated Securities Corp.,
 an SEC-registered broker-dealer
 and distributor for the Funds,
violated provisions of the Investment
 Advisers
Act and Investment Company
Act by approving, but not disclosing,
three market timing arrangements,
 or the associated conflict of
interest between FIMC and the funds
involved in the arrangements,
either to other fund shareholders
 or to the funds' board; and that
Federated Shareholder Services
 Company,
 formerly an SEC-registered
transfer
 agent, failed to prevent a
customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
Act. The NYAG found that
 such conduct violated
provisions of New York
State law. Federated
entered into the settlements
 without admitting or
denying the regulators' findings.
 As
Federated previously reported
in 2004, it has already paid
 approximately $8.0 million
to certain funds as determined
by an independent
consultant. As part of these
settlements, Federated agreed
to pay disgorgement and a
civil money penalty in the
 aggregate amount of
an additional $72 million
and, among other things,
 agreed that it would not
 serve as investment
adviser to any registered
investment
company unless (i) at
least 75% of the fund's
directors are independent
 of Federated, (ii) the
chairman of each such fund
 is
independent of Federated,
(iii) no action may be taken
by the fund's board or any
committee thereof unless
approved by a majority of
the independent trustees
of the fund or committee,
 respectively, and (iv)
the fund appoints a
"senior officer" who
reports to the
independent trustees and
 is responsible for
 monitoring compliance
by the fund with applicable
laws and fiduciary duties
 and for
managing the process by
which management fees
charged to a fund are
approved. The settlements
are described in Federated's
announcement which,
along with previous
press releases and
related communications
 on those matters, is
 available in the "About Us"
section of Federated's
 website at FederatedInvestors.com.
Federated entities have
also been named as
defendants in several
additional lawsuits that
 are now pending in the
 United States
District Court for the
Western District of
Pennsylvania, alleging,
 among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
 retained the law firm
of Dickstein Shapiro LLP
 to represent the Funds
in each of the lawsuits
described in
the preceding two paragraphs.
 Federated and the Funds,
and their respective counsel,
 have been defending this l
itigation, and none of
the Funds remains a
 defendant in any of
the lawsuits (though
some could potentially
 receive any recoveries
 as nominal defendants).
Additional lawsuits based
upon similar allegations
may be filed in the future.
The potential impact of these
lawsuits, all of which seek
unquantified damages, attorn
eys' fees, and expenses,
and future potential simila
r suits is uncertain.
Although we do not believe
that
these lawsuits will have
 a material adverse effect
 on the Funds, there can be
 no assurance that these
suits, ongoing adverse publicity
and/or other developments
resulting from the
regulatory investigations
will not result in
increased Fund redemptions,
reduced sales of
Fund shares, or other
adverse consequences for the Funds.